UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 19, 2010
(Date of earliest event reported)

CLEARFIELD, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

5480 Nathan Lane North, Suite 120, Plymouth, MN 55442
(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 though 4 and 6 through 9 are not applicable and therefore omitted.

Item 5.02               Departure Of Directors Or Certain Officers; Election Of Directors;
Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

On August 19, 2010, the Compensation Committee of the Board of Directors of Clearfield, Inc. (the “Company”) granted options to purchase the Company’s common stock to certain of the Company’s executive officers for the Company’s fiscal year ended September 30, 2010.  Pursuant to this action, Johnny Hill, Chief Operating Officer, was granted an option to purchase 25,000 shares of common stock; and Bruce G. Blackey, Chief Financial Officer, was granted an option to purchase 10,000 shares of common stock.  The stock options were granted as incentive stock options pursuant to the Company’s 2007 Stock Compensation Plan, as amended, have a term of ten years, vest and become exercisable as to one-quarter of the shares on the first four anniversaries of the date of grant, and have an exercise price equal to the fair market value of the Company’s common stock on the date of grant.  Cheryl P. Beranek, Chief Executive Officer, recommended to the Compensation Committee that she be granted no options for the Company’s fiscal year ended September 30, 2010 and the Compensation Committee accepted her recommendation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

	By	/s/ Bruce G. Blackey
Dated: August 20, 2010		Bruce G. Blackey, Chief Financial Officer